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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 8, 2001

                            WINMAX TRADING GROUP, INC
             (Exact name of registrant as specified in its chapter)

       FLORIDA                         0-29751                     65-0702554
 (State or other jurisdiction        (Commission                  (IRS Employer
      of incorporation               File Number)            Identification No.)

 10, 1339 14th Avenue, SW Calgary, Alberta                           T3C0W9
  (Address of principal executive offices)                         (Zip Code)

               Registrant's telephone number, including area code
                                  403-777-1800

           429 Seabreeze Blvd. Suite 227 Fort Lauderdale Florida 33316
          (Former name or former address, if changed since last report)

                              GENERAL INSTRUCTIONS

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

On June 8, 2001, Mr. Ralph Pistor sold 2,000,000 shares of his ownership of
Registrant's common stock to  Mr. Gerald K. Sklar in exchange for $582,500.
This private stock transaction resulted in a change in control of the Registrant from Mr. Pistor to Mr. Sklar. As of the date of this report, Mr. Sklar beneficially owns 61.90% of Registrant's common stock.

Item 2. Acquisition or Disposition of Assets.
Not Applicable.

Item 3. Bankruptcy or Receivership.

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.

Not Applicable.

Item 6. Resignations of Registrant's Directors.

On June 8, 2001, Ralph Pistor, the Registrant's President, resigned.  As of the same date, Ralph Pistor also resigned as the Registrant's Chief Executive
Officer and Director.  As of June 8, 2001, Gerald E. Sklar agreed to act as the
Registrant's Interim President and Chief Executive Officer. Mr. Sklar has been appointed as a member of the Registrant's Board of Directors.

Anthony Miller has been appointed to the Board of Directors of the Registrant.
Mr. Miller is the president of US Crude (USCR) of Redland, California.

Elaine Prober has been appointed honorary Chairman of the Board of Directors.

Dave Young has been appointed to the Registrant's Board of Directors.

Item 7. Financial Statements and Exhibits.

Not Applicable.

Item 8. Change in Fiscal Year.

Not Applicable.

Item 9. Regulation FD Disclosure.

Not Applicable.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                           Winmax Trading Group, Inc.
                                  (Registrant)

Date                               /s/ Gerald Sklar-President, Director
June 19, 2001                          Gerald Sklar-President, Director

*Print name and title of the signing officer under his signature.